SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 20, 2013

FRONTIER OILFIELD SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer Identification No.)

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234

(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3.02 Unregistered Sales of Equity Securities.	3

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 20, 2013 Frontier Oilfield Services, Inc. (“FOSI”), entered into a commitment with an individual accredited investor whereby the investor would acquire up to 750,000 shares of Frontier’s 2013 Series A 7% Convertible Preferred Stock (the “Stock”) for the sum of $300,000. The attributes of the Stock allow the holder to convert each share of the Stock into one and one-half shares of Frontier common stock and two warrants for an additional share at an exercise price of $0.20 per share.

The holder’s ability to convert is subject to approval of the Board of Directors of the corporation. The sale of the Stock to the accredited investor is being accomplished in reliance upon the transaction being exempt from registration under Sections 4(2) and 4(5) of the Securities Act of 1933 as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFIELD SERVICES, INC. (Registrant)

September 25, 2013	/s/ Don Lawhorne
(Date)	Don Lawhorne Chief Executive Officer

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